Exhibit 10.2

AMENDMENT NO. 3 (this “Amendment”) dated as of September 12, 2019, among TENET HEALTHCARE CORPORATION, a Nevada Corporation (the “Company”), the Subsidiaries of the Company party hereto and BARCLAYS BANK PLC, as administrative agent (the “Administrative Agent”) under the Letter of Credit Facility Agreement, dated as of March 7, 2014, among the Company, the Administrative Agent, the LC Participants and Issuers from time to time party thereto (as amended, restated, modified or supplemented from time to time, the “LC Facility Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the LC Facility Agreement.

WHEREAS, Section 11.1(a) of the LC Facility Agreement provides that the LC Facility Agreement may be amended for certain purposes with the consent of the Administrative Agent, the Company and the Requisite LC Participants; and

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. Amendments. The LC Facility Agreement is hereby amended, effective as of the Amendment No. 3 Effective Date as follows:

(a) The following definitions are added to Section 1.1 of the LC Facility Agreement in appropriate alphabetical order:

“August 2019 Supplemental Indenture” means the Thirty-First Supplemental Indenture, dated as of August 26, 2019, by and among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, as in effect on September 12, 2019.

“Borrowing Base” means, at any time, an amount equal to 85% of the net book value of accounts receivable (under which the Company or a Subsidiary is the account debtor) of the Company and its Subsidiaries, in each case, arising out of the services rendered or goods sold in the ordinary course of business.

(b) The definition of “Change of Control” appearing in Section 1.1 of the LC Facility Agreement is deleted in its entirety and replaced with the following:

“Change of Control” means the occurrence of any of the following: (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; (2) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange

Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 40% or more of the total voting power of the Company’s Voting Stock; or (3) the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving Person, and (B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving Person immediately after such transaction as before the transaction.

(c) The definition of “EBITDA” appearing in Section 1.1 of the LC Facility Agreement is deleted in its entirety and replaced with the following:

“EBITDA” means, for any period, (a) Consolidated Net Income for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income, but without duplication, (i) losses from discontinued operations, (ii) losses attributable to divested or closed businesses, (iii) any provision for income taxes, (iv) any net loss from the sale, consolidation or deconsolidation of facilities, (v) any net income attributable to noncontrolling interests, (vi) Interest Expense, (vii) any extraordinary, non-recurring or unusual expenses or losses, in each case, including any restructuring charges, separation costs or integration costs or losses from the early extinguishment of debt, (viii) impairments of long-lived assets and goodwill, (ix) depreciation and amortization expenses, (x) stock-based-compensation expense, and (xi) other non-operating expenses, net, minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) the cumulative effect (positive or negative, as the case may be) of changes in accounting principle, (ii) income from discontinued operations, (iii) income attributable to divested or closed businesses, (iv) any net credit for taxes, (v) any net income from the sale, consolidation or deconsolidation of facilities, (vi) any net loss attributable to non-controlling interests, (vii) any extraordinary or non-recurring or unusual income or gains or income from the early extinguishment of debt, and (viii) other non-operating income, net.

(d) The definition of “ERISA” appearing in Section 1.1 of the LC Facility Agreement is deleted in its entirety and replaced with the following:

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued thereunder, all as the same may be in effect from time to time.

(e) The definition of “ERISA Event” appearing in Section 1.1 of the LC Facility Agreement is deleted in its entirety and replaced with the following:

“ERISA Event” means (a) a reportable event described in Section 4043(b) (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan, (b) the appointment of a trustee by a United States District Court to administer any Title IV Plan, (c) the complete or partial withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (d) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan, (e) with respect to any Multiemployer Plan, the filing of notice of insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (f) the filing of a notice of intent to terminate a Title IV Plan (or the treatment of a plan amendment as termination) under Section 4041 of ERISA, (g) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (h) the determination that any Title IV Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or a Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (i) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (j) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA or an application for a waiver of the minimum funding standard with respect to any Title IV Plan; (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any ERISA Affiliate; (l) the imposition of a lien under Section 412 of the Code or Section 302 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate, (m) the failure of a Benefit Plan or any trust thereunder to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirement of Law to qualify thereunder,

(n) the occurrence of a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code involving the assets of any Title IV Plan, or (o) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

(f) The definition of “Multiemployer Plan” appearing in Section 1.1 of the LC Facility Agreement is deleted in its entirety and replaced with the following:

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, to which any Group Member or any ERISA Affiliate has or has had any obligation or liability, contingent or otherwise, since the date which is six years immediately preceding the Effective Date.

(g) The definition of “Permitted Credit Agreement Debt” appearing in Section 1.1 of the LC Facility Agreement is deleted in its entirety and replaced with the following:

“Permitted Credit Agreement Debt” means Debt outstanding under the Existing Credit Agreement in an amount not to exceed at any time the greater of (x) $1,500,000,000 and (y) the Borrowing Base at such time.

(h) The definition of “Secured Notes” appearing in Section 1.1 of the LC Facility Agreement is deleted in its entirety and replaced with the following:

“Secured Notes” means (i) the 4.625% Senior Secured First Lien Notes due 2024, (ii) the 4.875% Senior Secured First Lien Notes due 2026, (iii) the 5.125% Senior Secured First Lien Notes due 2027, (iv) the 5.125% Senior Secured Second Lien Notes due 2025 and (v) the 6.250% Senior Secured Second Lien Notes due 2027.

(i) The definition of “Title IV Plan” appearing in Section 1.1 of the LC Facility Agreement is deleted in its entirety and replaced with the following:

“Title IV Plan” means a Benefit Plan, other than a Multiemployer Plan, covered by Title IV of ERISA and to which any ERISA Affiliate has any obligation or liability, contingent or otherwise.

(j) Section 6.7 of the LC Facility Agreement is deleted in its entirety and replaced with the following:

“Section 6.7 ERISA Matters

The Company shall furnish the Administrative Agent (with sufficient copies for each of the LC Participants) promptly and in any event within 30 days after any Group Member or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that would result in a Material Adverse Effect, written notice describing such event.”

(k) Section 8.1(a) of the LC Facility Agreement is deleted in its entirety and replaced with the following:

(a) Neither the Company nor any of its Subsidiaries will issue, incur, create, assume or guarantee (collectively, “incur”) any Debt secured by Liens upon property or assets (including the Collateral), unless at the time of and after giving effect to the incurrence of such Debt, the aggregate amount of all such Secured Debt (including the aggregate principal amount of Secured Notes outstanding at such time) shall not exceed the greater of (x) $9.5 billion and (y) the amount which would cause the Secured Debt Ratio to exceed 4.0 to 1.0. If any such Secured Debt (other than Permitted Credit Agreement Debt) is secured by property or assets other than the Collateral, the Obligations shall be secured equally and ratably with, or prior to, such Debt; provided further that up to $500.0 million of such Secured Debt (“Other Secured Debt”) is not subject to the equal and ratable security requirement set forth in this sentence. To the extent that the Company or any of its Subsidiaries incurs any additional Debt permitted under this Section 8.1 (other than Other Secured Debt) that is secured by a Lien (pari passu to the Lien securing the Obligations) or junior Lien on any property or assets, such Lien shall be subject to the Collateral Trust Agreement.

(l) Section 8.1(b)(vii) of the LC Facility Agreement is deleted in its entirety and replaced with the following:

“(vii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) to (vi) or any Lien incurred in compliance with Section 8.1(a), in any case, inclusive of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property).

(m) Section 8.3 of the LC Facility Agreement is deleted in its entirety and replaced with the following:

“Section 8.3 Limitation on Issuance of Guarantees by Subsidiaries

The Company will not permit any of its Subsidiaries to Guarantee any Debt of the Company (other than pursuant to any extension, renewal or replacement of any Debt that was so Guaranteed that does not increase the amount of the Company’s Debt that is so Guaranteed), unless at the time of and after giving effect to the issuance of such Guarantee, the aggregate amount of all such guaranteed Debt (including the aggregate principal amount of Secured Notes outstanding at such time) shall not exceed the greater of (x) $12.0 billion or (y) 5.0 times the aggregate amount of EBITDA for the most recent four consecutive Fiscal Quarters ending prior to the date of determination; provided that, unless the Obligations are secured by substantially all the property and assets (other than accounts receivable and cash) of the Guarantors, the aggregate amount of all such Debt guaranteed by Guarantees that are not subordinated to the Guaranty (including the aggregate principal amount of Secured Notes outstanding at such time but excluding Guarantees of Permitted Credit Agreement Debt) shall not exceed the greater of (a) $9.5 billion and (b) taking into account only First-Priority Stock Secured Debt (as defined in the August 2019 Supplemental Indenture) and Junior Stock Secured Debt (as defined in the August 2019 Supplemental Indenture) instead of all Secured Debt, 4.0 times the aggregate amount of EBITDA for the most recent four consecutive Fiscal Quarters ending prior to the date of determination. The foregoing restriction will not prohibit the issuance of Guarantees by any of the Company’s Subsidiaries in respect of Permitted Credit Agreement Debt. For purposes of the foregoing restriction, Debt and EBITDA shall be calculated on a pro forma basis consistent with the definition of “Secured Debt Ratio.”

(n) Section 9.1(e) of the LC Facility Agreement is deleted in its entirety and replaced with the following:

(e)(i) Any Group Member shall fail to make any payment on any Debt of such Group Member (other than the Obligations) or any guarantee obligation in respect of Debt of any other Person, and, in each case, such failure relates to Debt having an aggregate principal amount of $100,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the agreement governing such Debt, (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or (iii) any such Debt shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(o) Section 9.1(g) of the LC Facility Agreement is deleted in its entirety and replaced with the following:

(g) one or more judgments or orders (or other similar process) involving, (i) in the case of money judgments, an aggregate amount whose Dollar Equivalent exceeds $100,000,000, and (ii) in the case of non-monetary judgments, such judgments, in the aggregate, that would result in a Material Adverse Effect, in each case, to the extent not covered by insurance (excluding insurance where the applicable insurer has disputed its obligations to pay thereunder), shall be rendered against one or more of the Company and its Subsidiaries and such judgment, order or similar process shall continue unsatisfied and unstayed for a period of 30 days; or

(p) Section 9.1(h) of the LC Facility Agreement is deleted in its entirety and replaced with the following:

(h) an ERISA Event shall have occurred that, individually or when taken together with all other ERISA Events existing at that time, would reasonably be expected to result in a Material Adverse Effect; or

(q) Section 9.1(j) of the LC Facility Agreement is deleted in its entirety and replaced with the following:

(j) the Collateral Documents shall for any reason fail or cease to create a valid and enforceable Lien on any Collateral purported to be covered thereby in an aggregate amount in excess of $25,000,000 or, except as permitted by the LC Facility Documents, such Lien shall fail or cease to be a perfected and first priority Lien, or any Credit Party shall so state in writing; or

SECTION 2. Representations and Warranties. The Company hereby represents and warrants that, both immediately before and immediately after giving effect to this Amendment:

(a) The representations and warranties set forth in the LC Facility Documents are true and correct in all material respects, with the same effect as though made on and as of such times, except to the extent any such representation and warranty expressly relates to an earlier date or period (in which case such representation and warranty shall be true and correct in all material respects as of such earlier date or for such earlier period, as the case may be); and

(b) no Default or Event of Default exists and is continuing on and as of such times.

SECTION 3. Effectiveness. Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 3 Effective Date”) the Administrative Agent shall have received from each Credit Party and LC Participants constituting the Requisite LC Participants either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

SECTION 4. Certain Consequences of Effectiveness; Reaffirmation. On and after the Amendment No. 3 Effective Date, references in the LC Facility Agreement to this “Agreement”, “hereunder”, “hereof”, “herein” or words of similar import and references in the LC Facility Documents to the “Agreement”, “LC Facility Agreement”, “thereunder,” “thereof”, “therein” or words of similar import shall mean, and refer to, the LC Facility Agreement, as amended by this Amendment. Except as expressly set forth herein, this Amendment shall not constitute an amendment or waiver of any provision of the LC Facility Agreement or any other LC Facility Document all of which shall remain in full force and effect. Each Credit Party hereby acknowledges and agrees that, following the Amendment No. 3 Effective Date, it shall continue to be bound by the LC Facility Documents to which it is party (in the case of the LC Facility Agreement, as amended by this Amendment) and each of the Credit Parties hereby (i) consents to the execution, delivery and performance of this Amendment and each of the transactions contemplated hereby, (ii) acknowledges and reaffirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of the LC Facility Documents, (iii) acknowledges and agrees that, notwithstanding the effectiveness of this Amendment, the Collateral Documents, the Collateral Trust Joinder – Additional Secured Debt, the Additional Secured Debt Designation and the Guaranty (and any amendments thereto) shall continue in full force and effect and (iv) acknowledges and agrees that all references in the Collateral Documents, the Collateral Trust Joinder – Additional Secured Debt, the Additional Secured Debt Designation and the Guaranty (and any amendments thereto) to the “Agreement”, “LC Facility Agreement”, “thereunder,” “thereof”, “therein” or words of similar import shall be deemed to mean a reference to the LC Facility Agreement as amended by this Amendment. Furthermore, each of the Credit Parties acknowledges and agrees that it is the intention of such party (i) that the Collateral Documents, the Collateral Trust Joinder – Additional Secured Debt and the Additional Secured Debt Designation (and any amendments thereto) and the Liens granted thereby shall not be affected, impaired or discharged hereby or by the transactions contemplated under this Amendment and (ii) the Liens granted by the Collateral Documents, the Collateral Trust Joinder – Additional Secured Debt and the Additional Secured Debt Designation (including any amendments thereto) shall continue unimpaired and with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred.

SECTION 5. Incorporation by Reference. This Amendment shall constitute a “LC Facility Document” for purposes of the LC Facility Agreement. The provisions of Section 11.11, 11.12, 11.13 and 11.17 of the LC Facility Agreement are incorporated herein mutatis mutandis.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

TENET HEALTHCARE CORPORATION

By:	/s/ James E. Snyder, III
Name: James E. Snyder, III Title: Vice President and Treasurer

GUARANTORS

AMERICAN MEDICAL (CENTRAL), INC.

AMI INFORMATION SYSTEMS GROUP, INC.

AMISUB (HEIGHTS), INC.

AMISUB (HILTON HEAD), INC.

AMISUB (SFH), INC.

AMISUB (TWELVE OAKS), INC.

AMISUB OF NORTH CAROLINA, INC.

AMISUB OF SOUTH CAROLINA, INC.

AMISUB OF TEXAS, INC.

ANAHEIM MRI HOLDING, INC.

ATLANTA MEDICAL CENTER, INC.

BROOKWOOD HEALTH SERVICES, INC.

CGH HOSPITAL, LTD., by: CORAL GABLES HOSPITAL, INC., as general partner

COASTAL CAROLINA MEDICAL CENTER, INC.

COMMUNITY HOSPITAL OF LOS GATOS, INC.

CORAL GABLES HOSPITAL, INC.

DELRAY MEDICAL CENTER, INC.

HEALTHCARE NETWORK DPH, INC.

EAST COOPER COMMUNITY HOSPITAL, INC.

FMC MEDICAL, INC.

FRYE REGIONAL MEDICAL CENTER, INC.

GOOD SAMARITAN MEDICAL CENTER, INC.

HEALTHCARE NETWORK CFMC, INC.

HEALTHCARE NETWORK HOLDINGS, INC.

HEALTHCORP NETWORK, INC.

HEALTHCARE NETWORK LOUISIANA, INC.

HEALTHCARE NETWORK MISSOURI, INC.

HEALTHCARE NETWORK TEXAS, INC.

HEALTH SERVICES CFMC, INC.

HEALTH SERVICES NETWORK HOSPITALS, INC.

HEALTH SERVICES NETWORK TEXAS, INC.

HIALEAH HOSPITAL, INC.

HILTON HEAD HEALTH SYSTEM, L.P., by: TENET PHYSICIAN SERVICES – HILTON HEAD, INC., as general partner

HOSPITAL DEVELOPMENT OF WEST PHOENIX, INC.

LIFEMARK HOSPITALS, INC.

LIFEMARK HOSPITALS OF FLORIDA, INC.

NEW MEDICAL HORIZONS, II, LTD, by: HEALTH SERVICES CFMC, INC., as general partner

NORTH FULTON MEDICAL CENTER, INC.

NORTH SHORE MEDICAL CENTER, INC.

ORNDA HOSPITAL CORPORATION

PALM BEACH GARDENS COMMUNITY HOSPITAL, INC.

SAINT FRANCIS HOSPITAL – BARTLETT, INC.

SLH VISTA, INC.

SPALDING REGIONAL MEDICAL CENTER, INC.

SRRMC MANAGEMENT, INC.

ST. MARY’S MEDICAL CENTER, INC.

SYLVAN GROVE HOSPITAL, INC.

TENET CALIFORNIA, INC.

TENET FLORIDA, INC.

TENET HEALTHSYSTEM HAHNEMANN, L.L.C., by: TENET HEALTHSYSTEM PHILADELPHIA, INC., as managing member

TENET HEALTHSYSTEM MEDICAL, INC.

TENET HEALTHSYSTEM PHILADELPHIA, INC.

TENET HEALTHSYSTEM ST. CHRISTOPHER’S HOSPITAL FOR CHILDREN, L.L.C., by: TENET HEALTHSYSTEM PHILADELPHIA, INC., as managing member

TENET HOSPITALS LIMITED, by: HEALTHCARE NETWORK TEXAS, INC., as general partner

TENET PHYSICIAN SERVICES — HILTON HEAD, INC.

TH HEALTHCARE, LTD., by: LIFEMARK HOSPITALS, INC., as general partner

VHS ACQUISITION CORPORATION

VHS ACQUISITION SUBSIDIARY NUMBER 1, INC.

VHS ACQUISITION SUBSIDIARY NUMBER 3, INC.

VHS ACQUISITION SUBSIDIARY NUMBER 7, INC.

VHS ACQUISITION SUBSIDIARY NUMBER 9, INC.

VHS BROWNSVILLE HOSPITAL COMPANY, LLC

WEST BOCA MEDICAL CENTER, INC.

VHS CHILDREN’S HOSPITAL OF MICHIGAN, INC.

VHS DETROIT RECEIVING HOSPITAL, INC.

VHS HARLINGEN HOSPITAL COMPANY, LLC

VHS HARPER-HUTZEL HOSPITAL, INC.

VHS HURON VALLEY-SINAI HOSPITAL, INC.

VHS OF ARROWHEAD, INC.

VHS OF ILLINOIS, INC.

VHS REHABILITATION INSTITUTE OF MICHIGAN, INC.

VHS SAN ANTONIO PARTNERS, LLC, by: VHS ACQUISITION SUBSIDIARY NUMBER 5, INC., its managing member, and VHS HOLDING COMPANY, INC.

VHS SINAI-GRACE HOSPITAL, INC.

VHS VALLEY MANAGEMENT COMPANY, INC.

VHS WEST SUBURBAN MEDICAL CENTER, INC.

VHS WESTLAKE HOSPITAL INC.

VHS OF PHOENIX, INC.

VANGUARD HEALTH FINANCIAL COMPANY, LLC

VANGUARD HEALTH HOLDING COMPANY I, LLC

VANGUARD HEALTH HOLDING COMPANY II, LLC

VANGUARD HEALTH MANAGEMENT, INC.

VANGUARD HEALTH SYSTEMS, INC.

VHS OF MICHIGAN, INC.

By:	/s/ James E. Snyder, III
Name: James E. Snyder, III
Title: Treasurer

BBH BMC, LLC

BROOKWOOD BAPTIST HEALTH 1, LLC

DESERT REGIONAL MEDICAL CENTER, INC.

DOCTORS HOSPITAL OF MANTECA, INC.

DOCTORS MEDICAL CENTER OF MODESTO, INC.

FOUNTAIN VALLEY REGIONAL HOSPITAL AND MEDICAL CENTER

JFK MEMORIAL HOSPITAL, INC.

LAKEWOOD REGIONAL MEDICAL CENTER, INC.

LOS ALAMITOS MEDICAL CENTER, INC.

PLACENTIA-LINDA HOSPITAL, INC.

SAN RAMON REGIONAL MEDICAL CENTER, LLC

SIERRA VISTA HOSPITAL, INC.

TWIN CITIES COMMUNITY HOSPITAL, INC.

VHS VALLEY HEALTH SYSTEM, LLC

By:	/s/ James E. Snyder, III
Name: James E. Snyder, III
Title: Assistant Treasurer

BARCLAYS BANK PLC, as Administrative Agent and an LC Participant

By:	/s/ Evan Moriarty
Name: Evan Moriarty
Title: Associate

Bank of America, N.A., as an LC Participant

By:	/s/ Sujay Maiya
Name: Sujay Maiya
Title: Director

SunTrust Bank, as an LC Participant

By:	/s/ Anton Brykalin
Name: Anton Brykalin
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an LC Participant

By:	/s/ Jordan Harris
Name: Jordan Harris
Title: Director

Citibank, N.A., as an LC Participant

By:	/s/ Pranjal Gambhir
Name: Pranjal Gambhir
Title: Vice President

Goldman Sachs Lending Partners LLC, as an LC Participant

By:	/s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A., as an LC Participant

By:	/s/ Vanessa Chiu
Name: Vanessa Chiu
Title: Executive Director